SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: January 27, 2014

Franklin Wireless Corp.

(Exact name of registrant as specified in its charter)

California	001-14891	95-3733534
(State or other jurisdiction	(Commission	(IRS Employer
or incorporation)	File Number)	Identification No.)

6205 Lusk Blvd.

San Diego, California 92121

(Address of principal executive offices)

Registrant's telephone number, including area code:

(858) 623-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders. Franklin Wireless Corp. held its Annual Meeting of Stockholders on January 17, 2014 in San Diego, California, at which a quorum of shareholders was present, in person or by proxy. The results of the matters voted on by the stockholders are set forth below. Only stockholders of record as of the close of business on November 20, 2013 were entitled to vote at the meeting.

The following proposals were submitted to the stockholders at the Meeting:

•	The election of five directors to serve until the next annual meeting of shareholders of the Company and until their successors are duly elected and qualified.

•	The ratification of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014.

•	Non-binding advisory vote approving the Company’s executive compensation policies and procedures and the fiscal year 2013 compensation paid to the executive officers.

•	Non-binding advisory vote regarding the frequency of the advisory vote on executive compensation.

The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

Election of Directors. The votes regarding the election of the persons named above as Directors were as follows:

Nominee	For	Against
OC Kim	4,453,770	161,100
Gary Nelson	4,608,989	5,881
Joon Won Jyoung	4,453,734	161,136
Johnathan Chee	4,588,565	26,305
Benjamin Chung	4,601,136	13,734

Ratification of Appointment of Haskell & White LLC as Independent Registered Public Accounting Firm. The votes regarding the ratification of the appointment of Haskell & White LLP as Independent Registered Public Accounting Firm were as follows:

For	Against	Abstain
7,460,816	9,671	3,499

Non-binding advisory vote approving the Company’s executive compensation policies and procedures and the fiscal year 2013 compensation paid to the executive officers. The votes were as follows:

For	Against	Abstain
4,599,827	12,698	2,345

Non-binding advisory vote regarding the frequency of the advisory vote on executive compensation. The votes were as follows:

Three Years	Two Years	One Year	Abstain
4,125,628	302	487,138	1,802

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN WIRELESS CORP.

Date: January 27, 2014	By:	/s/ OC Kim
OC Kim, President